SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                  July 31, 2000



                          THE GOLDMAN SACHS GROUP, INC.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)




            Delaware             No. 001-14965          No. 13-4019460
            --------             -------------          --------------
  (State or Other Jurisdic-      (Commission            (IRS Employer
    tion of Incorporation)       File Number)           Identification
                                                              No.)

               85 Broad Street
              New York, New York                  10004
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(Address of Principal Executive Offices)        (Zip Code)


Registrant's telephone number, including area code: (212) 902-1000
                                                     -------------


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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         On July 31, 2000, the Shareholders' Committee under the Shareholders' Agreement, dated May 7, 1999 (the "Shareholders' Agreement"), among The Goldman Sachs Group, Inc. ("GS Inc.") and the Covered Persons listed on Appendix A thereto, waived the PLP Transfer Restrictions (as defined in the Shareholders' Agreement) solely to permit certain former profit participating limited partners of The Goldman Sachs Group, L.P. to pledge a portion of their shares of the common stock, par value $.01 per share (the "Common Stock"), of GS Inc. to obtain approximately $400,000,000 in loan commitments to make investments from time to time in certain merchant banking funds sponsored by GS Inc. The loan commitments are for five years, may be drawn upon from time to time and generally require that any loans be collateralized by shares of Common Stock with a market value four times that of the amount borrowed.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      THE GOLDMAN SACHS GROUP, INC.
                                        (Registrant)



Date: July 31, 2000                 By: /s/ Esta E. Stecher
                                       ---------------------------------
                                          Name:  Esta E. Stecher
                                          Title: Vice President